SECOND AMENDMENT
                                       TO
                     EXCLUSIVE LICENSE AND ROYALTY AGREEMENT

     THIS SECOND AMENDMENT ("Amendment") to the Exclusive License and Royalty Agreement ("Agreement") dated as of April 17, 1993, by and between LARRY A. RASMUSSON, residing at 1485 - 139th Lane N.W., Andover, Minnesota (hereinafter referred to as "Rasmusson"), and OXBORO OUTDOORS, INC., a Minnesota corporation, having its principal place of business at 13828 Lincoln Street, Ham Lake, Minnesota 55304 (hereinafter referred to as the "Company"), is made effective this 8th day of November, 1995.

     WHEREAS, the Company desires to invest funds to engage in a major promotion of the PRODUCTS (as defined in the Agreement) utilizing Rasmusson's name and picture if licensed to do so by Rasmusson upon the terms and conditions of this Addendum; and

     WHEREAS, Rasmusson desires to encourage Company to invest its funds in said major promotion of the PRODUCTS which may result in increased sales of the PRODUCTS and increased Royalties to Rasmusson pursuant to the Agreement; and

     WHEREAS, the Company desires to obtain, and Rasmusson is willing to grant, a perpetual, exclusive, worldwide and royalty-free license to the Company to use the name "Larry A. Rasmusson" and the picture of Rasmusson in connection with the advertising, merchandising, promotion, manufacture, sale, and distribution of the PRODUCTS and ADDITIONAL PRODUCTS upon the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, Company and Rasmusson do hereby respectively agree to amend the Agreement to grant, covenant, and agree as follows:

     1. Grant of License. Rasmusson grants to the Company a perpetual, exclusive, worldwide and royalty-free license, with the right to grant sublicenses to the Company's distributors, to use the name "Larry A. Rasmusson" and the picture of Rasmusson in connection with the advertising, merchandising, promotion, manufacture, sale, and distribution of the PRODUCTS and ADDITIONAL PRODUCTS (as both are defined in the Agreement) until the expiration or cancellation of the Agreement. Upon written notice to Rasmusson, and subject to the provisions of Paragraph 6 hereof, the Company shall have the right to extend the terms of the Agreement, as amended by this Addendum, to any other outdoor products, not developed by Rasmusson, owned by or licensed to the Company (hereinafter "NEW PRODUCTS").

     2. Promotional Efforts by Company. Company will immediately proceed to register the name "Larry A. Rasmusson" and the picture of Rasmusson as trademarks (the "MARKS") for the PRODUCTS, ADDITIONAL PRODUCTS and/or NEW PRODUCTS (collectively "ALL PRODUCTS") and will immediately cause said MARKS to be utilized on the packaging of and in connection with the marketing of the PRODUCTS. At least three hundred thousand (300,000) pieces of advertising and/or packaging bearing the MARKS will be purchased and utilized by the Company in connection with the distribution and sale of ALL PRODUCTS.

     3. No Additional Royalties. Rasmusson expressly agrees that the promotional efforts agreed to by Company, pursuant to Paragraph 2 of this Addendum, constitutes sufficient consideration for this Addendum to the Agreement and that the royalties provided by the Agreement will remain unchanged with no additional royalties being required for license of the name "Larry A. Rasmusson" and picture of Rasmusson and the other amendments to the Agreement provided by this Addendum, except that Subsection 4.1(b) and Section 4.2 shall be deleted in their entirety and restated as follows, and said Agreement shall be interpreted and effected as if the following restated provisions had been present since April 17, 1993;

               4.1 (b) The Company will pay Rasmusson percentage royalties (the "Percentage Royalties"), as set forth in the following table, on the cumulative NET SALES PRICE OF PRODUCTS AND ADDITIONAL PRODUCTS sold by the Company:

                  Cumulative
         NET SALES PRICE OF ALL PRODUCTS          Royalty Percentage
            $0 to $1,000,000                              8%
             Over $1,000,000                              9%

               4.2 Within fifteen (15) days after the close of each fiscal quarter from and after July 1, 1993, the Company will pay Rasmusson the Royalties due on all PRODUCTS and ADDITIONAL PRODUCTS sold during the preceding quarter. For purposes of calculating the Royalties due to Rasmusson, any Advance Royalties paid to Rasmusson will be deducted from the Percentage Royalties payable to Rasmusson. No Percentage Royalties shall be paid to Rasmusson until the product of the Net Sales Price of all PRODUCTS and ADDITIONAL PRODUCTS
                    (sold) times the (applicable) Royalty Percentage exceeds the sum of all paid Royalty Advances.

     4. Licenses for ADDITIONAL PRODUCTS. During the term of the Agreement, as amended by this Addendum, Rasmusson agrees not to enter into any licensing agreements authorizing the use of the name "Larry A. Rasmusson" or the picture of Rasmusson with respect to any outdoor recreational products manufactured, distributed or sold by any other business, person or entity, which products are within the same category as or similar to ALL PRODUCTS the Company has acquired under the Agreement. If additional outdoor PRODUCTS, concepts and ideas are developed by Rasmusson, which are not already subject to the Agreement, he shall first offer the exclusive rights to the sale or disposition of such PRODUCTS, concepts and ideas to the Company pursuant to Paragraph 3.2 of the Agreement. In clarification of the Agreement, the Company shall have thirty (30) days to accept or reject the offer. If the Company accepts such outdoor recreational PRODUCTS as ADDITIONAL PRODUCTS (as defined by the Agreement), pursuant to Paragraph 3.2 of the Agreement, such ADDITIONAL PRODUCTS shall be subject to all of the provisions of the Agreement, and Company shall be able to use the name "Larry A. Rasmusson" and the picture of Rasmusson in connection with such ADDITIONAL PRODUCTS. If the Company rejects or fails to accept the offer within said thirty (30) day period, then Rasmusson shall be entitled to enter into an agreement regarding said ADDITIONAL PRODUCTS with any third party on any terms; however, if the Company responds to the offer with a counter-offer which is rejected by Rasmusson, then Rasmusson shall not enter into an agreement regarding said ADDITIONAL PRODUCTS with any third party on terms more favorable to such third party or Rasmusson than the terms counter-offered by the Company for such ADDITIONAL PRODUCTS.

     5. Licenses for Other PRODUCTS. If PRODUCTS, concepts and ideas are developed by Rasmusson during the terms of this Agreement which are outside of the scope of "the same category as or similar to the PRODUCTS, ADDITIONAL PRODUCTS or NEW PRODUCTS of the Company" ("Other PRODUCTS"), then Rasmusson shall first offer the exclusive rights to the sale or disposition of such Other PRODUCTS to the Company in writing, which offer shall include "arms length market (royalty or license) rate" terms, and which terms shall be outside of Article 4 of the Agreement. The Company shall have thirty (30) days to accept or reject the offer in writing according to its stated terms. If the Company rejects or fails to accept the offer within said thirty (30) day period, then Rasmusson shall be entitled to enter into an agreement regarding said Other PRODUCTS with any third party on any terms; however, if the Company responds to the offer with a counter-offer which is rejected by Rasmusson, then Rasmusson shall not enter into an agreement regarding said Other PRODUCTS with any third party on terms more favorable to such third party or Rasmusson than the terms counter-offered by the Company for such Other PRODUCTS.

     6. Promotional Activities by Rasmusson. Rasmusson will cooperate in all advertising, promotion, and publicity of the PRODUCTS, ADDITIONAL PRODUCTS, NEW PRODUCTS and the MARKS, will permit the use of the name "Larry A. Rasmusson," will furnish a recording of and permit the use of Rasmusson's voice, and will furnish and permit the use of photographs, cuts, drawings and slides of Rasmusson and a specimen or reproduction of Rasmusson's signature for use in connection with the foregoing and also for use with endorsements and testimonials by Rasmusson, exclusively for the Company with respect to the advertising, merchandising, promotion, sale, or distribution of the PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS, subject to the Agreement, as amended by this Addendum. Rasmusson will cooperate in sales, merchandising, promotional advertising, and publicity campaigns related to the PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS. During the time that Rasmusson is employed by Company or its parent, Oxboro Medical International, Inc., all of the foregoing duties and obligations shall be done by Rasmusson at no additional cost to Company, except that during such employment and after termination of such employment all actual costs reasonably incurred by Rasmusson in performing said duties and obligations hereunder shall be reimbursed to Rasmusson by the Company. After termination of such employment, the reasonable traveling, food, and lodging expenses incurred by Rasmusson for himself and one assistant selected by Rasmusson shall be deemed to be costs reasonably incurred by Rasmusson. Rasmusson shall not be required to spend more than sixteen (16) hours per week in performing such duties and obligations during such employment. Rasmusson shall comply with the reasonable requirements established by the Company for verification and reimbursement of costs and expenses. Rasmusson expressly authorizes the Company to send out sales and promotion literature and advertisements under the name of "Larry A. Rasmusson" and to use a Minnesota or other return address and to receive any and all mail in response thereto. After the termination of Rasmusson's employment relationship with the Company and subject to services to be performed under the Consulting Agreement between Rasmussen and Oxboro Medical International, Inc.which shall be deemed to take priority over availability of Rasmusson under this Agreement, Rasmusson shall receive compensation on a per diem basis of $1,750 per day for the first five days and $2,500 per day for any days in excess of five days during each year of this Agreement following the termination of Rasmusson's employment with the Company (or its parent, Oxboro Medical International, Inc.) for any services performed by Rasmusson pursuant to this Paragraph 6. Rasmusson shall not be deemed to be in default under this Agreement if he is unavailable due to services he is providing to or through Oxboro Medical International, Inc. under said Consulting Agreement. Rasmusson, if requested by the Company, shall provide a minimum of fifteen (15) days per such year, including traveling time, and shall be entitled to at least five (5) days prior notice for providing services hereunder. A "day" shall be defined, under the terms of this Agreement, as eight hours. The minimum pro rata allocation for services shall be one-half (1/2) of a day.

     7. Approval by Rasmusson. All PRODUCTS, ADDITIONAL PRODUCTS, and NEW PRODUCTS to be associated by Company with Rasmusson's name and image as well as any advertising and promotional materials utilizing Rasmusson's name and image, which may be used by the Company including, but not by way of limitation, all product "tie-in" advertising and promotional campaigns, shall be submitted by the Company to Rasmusson for Rasmusson's approval prior to any release thereof by the Company. All pictures and illustrations of Rasmusson or reproductions of Rasmusson's voice or direct quotations attributed to Rasmusson shall likewise be subject to approval of Rasmusson. If disapproval is not received by the Company within thirty (30) days after receipt of such PRODUCTS, materials or matters by Rasmusson, such right of approval shall be deemed waived and such PRODUCTS, materials or matters shall be considered approved. Such approvals by Rasmusson shall not be unreasonably withheld, and once such approvals have been obtained further approval need not be obtained for future or repeat use. No promotion or advertising copy shall be unflattering or detrimental to Rasmusson. If the parties hereto disagree regarding whether a promotion or advertising copy is unflattering or detrimental to Rasmusson or disagree as to whether a right of approval for such PRODUCTS, materials or matters should be granted, the promotion or advertising or the PRODUCTS, materials or matters subject to approval shall not be used or distributed until the issue is decided by a court of competent jurisdiction or in some other manner mutually agreeable to the parties.

     8. Control by the Company of Business. Subject to the provisions of Paragraph 7 above, the Company shall have the sole authority to determine the mode and method of advertising, merchandising, promoting, manufacturing, selling, and distributing of all PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS subject to the Agreement, as amended by this Addendum, and the sole authority to fix the prices, discounts, and terms of sale to all purchasers, whether consumers, dealers or distributors. The Company, in its discretion, can decide at any time to discontinue the use of the name "Larry A. Rasmusson" and the picture of Rasmusson in connection with the PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS and, in its discretion, can decide to cease the advertising, merchandising, promoting, manufacturing, selling and distributing of some or all of the PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS entirely, without violation of the Agreement, as amended by this Addendum; provided, however, that (a) if the Company elects to replace any PRODUCTS, ADDITIONAL PRODUCTS and/or NEW PRODUCTS bearing the name "Larry A. Rasmusson" and the picture of Rasmusson with a competitive product which does not provide royalties to Rasmusson or
          (b) if the Company elects to discontinue the sale of PRODUCTS, ADDITIONAL PRODUCTS and/or NEW PRODUCTS which in the aggregate represented in royalties to Rasmusson pursuant to the Agreement of more than 25% of the total amount of royalties paid to Rasmusson pursuant to the Agreement during the preceding calendar year, without the express permission of Rasmusson, all rights with respect to such PRODUCTS, and ADDITIONAL PRODUCTS and/or rights pertaining to the use of Rasmusson's name and picture with respect to NEW PRODUCTS shall be thereupon terminated and shall revert to Rasmusson subject to the rights set forth in Paragraph 10 hereof. If the Company decides to discontinue the use of the name and picture of Rasmusson with respect to PRODUCTS, ADDITIONAL PRODUCTS, and NEW PRODUCTS without the express permission of Rasmusson, all rights to use said name and picture and the rights and obligations under this Addendum with respect to said name and picture shall revert to Rasmusson subject to the rights set forth in Paragraph 10 of this Addendum. If the parties disagree whether permission has been unreasonably withheld, all rights to use said name and the rights and obligations of this Addendum shall cease, subject to the provisions of Paragraph 10 hereof, until the issue is decided by a court of competent jurisdiction.

     9. During the term of the Agreement, as amended by this Addendum, and for a period of twelve (12) months following the termination of the Agreement and Addendum, Rasmusson shall not compete, either directly or indirectly, by using or allowing or licensing the use of his name and/or face, with the Company in the manufacturing, marketing, promotion or sale of PRODUCTS or products which compete with the Company's products.

     10. Cancellation of License. This Addendum and/or the Agreement shall not be cancelable by either the Company or Rasmusson, except as expressly provided by Paragraph 8 of the Agreement and Paragraph 8 of this Addendum.

     11. The Company's Right on Termination. For up to twelve months after the termination of the Agreement and/or this Addendum, the Company and the Company's distributors or dealers shall continue to have the right to sell or otherwise dispose of their inventory of PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS, bearing the name of "Larry A. Rasmusson" and/or the picture of Rasmusson, subject to the terms of the Agreement, including the obligation to continue to pay Rasmusson royalties as provided by the Agreement based on sales of the PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS.

     12. Disability or Death of Rasmusson. Upon the disability or death of Rasmusson, the provisions of the Agreement, as amended by this Addendum, related to any personal services to be performed by Rasmusson shall be terminated. Upon the death of Rasmusson, if the Company elects in writing to continue to use the name "Larry A. Rasmusson" and the picture of Rasmusson on PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS within ninety (90) days of notice of Rasmusson's death, the rights of Rasmusson pursuant to the Agreement, as amended by this Addendum, shall be transferred and assigned to the Estate of Rasmusson and his heirs and assigns. If the Company fails to give notice of its election not to continue the use of the name and image of Rasmusson within said ninety day period, the Company shall be deemed to have agreed to continue the Agreement, as amended by this Addendum with respect to Rasmusson's name and picture, and Rasmusson's rights thereto shall be transferred and assigned to his Estate and his heirs and assigns. In either event, all of Rasmusson's rights to Royalties as set forth in the Agreement and in this Addendum shall continue pursuant to their terms.

     13. Assignment. The Company shall have no right to assign the rights and obligations of Rasmusson created under the Agreement or this Addendum unless the assignee agrees to pay Rasmusson minimum royalties from the sale of PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS pursuant to the Agreement in an aggregate amount of not less than $35,000 per calendar year after the date of the Assignment or royalties from the sale of PRODUCTS, ADDITIONAL PRODUCTS and NEW PRODUCTS, whichever amount is greater.

     14. Notices. Any notice required to be given hereunder shall be deemed given if sent to the addresses provided by Paragraph 9 of the Agreement, unless a change of address shall have previously been designated in writing.

     15. Construction. This Addendum shall be governed and construed in all respects by the laws of the State of Minnesota.

     16. Amendment. This Addendum and the Agreement may be changed only by a written document signed by both parties.

     IN WITNESS WHEREOF, Rasmusson and the Company have caused this Addendum to the Agreement to be signed in their respective names, all as of the day and year first above written.

COMPANY:                                    RASMUSSON:

OXBORO OUTDOORS, INC.


By: /s/ Harley Haase                 /s/ Larry A. Rasmusson
Its: Director                        Larry A. Rasmusson


By: /s/ John Walter
Its: Director